Exhibit 99.1

NEWS RELEASE

COMPUWARE CORPORATION                                           COMPUWARE [LOGO]
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Corporate Headquarters
One Campus Martius o Detroit, MICHIGAN 48226
(313) 227-7300

For Immediate Release
April 13, 2006

          Compuware Corporation Announces Preliminary Financial Results

DETROIT--April 13, 2006--Compuware Corporation (NASDAQ: CPWR) today announced preliminary financial results for its quarter ended March 31, 2006.

"As always, Compuware's final results for the fourth quarter and fiscal year are announced later than usual due to the year-end audit," said Compuware Chief Financial Officer Laura Fournier. "With that in mind, the company today elected to announce preliminary results to avoid speculation regarding its performance. It's important to note that Compuware is just beginning its annual audit, and all of these estimated results are subject to possible revision."

Earnings per share will be approximately 13-15 cents and 35-37 cents for the fourth quarter and for the fiscal year, respectively. As expected, cash flow from operations for the fourth quarter and for the fiscal year will be approximately $115 million and $230 million, respectively. The company's effective tax rate for the fourth quarter was lower than the expected rate of 33 percent, benefiting EPS by approximately two cents.

Compuware estimates fourth quarter revenue to be about $308 million. This estimate comprises: license revenue of $81 million, maintenance revenue of $107 million and professional services revenue of $120 million. The license revenue estimate is composed of $47 million in mainframe products sales and $34 million in distributed products sales. Compuware generated a $6 million net increase in deferred license revenue during the fourth quarter.

The company recognized approximately $10 million in other income during the fourth quarter related to its IBM partnership agreement. IBM employed the remaining $5 million of its FY '06 commitment to begin a number of internal initiatives. These initiatives generated $4 million in license fees this quarter, with the remaining amount attributable to deferred maintenance.

"I'm encouraged by Compuware's solid performance in the fourth quarter and in the fiscal year," said Peter Karmanos, Jr., Chairman and CEO, Compuware Corporation. "The company grew fourth quarter earnings by 85 percent and fiscal year earnings by 75 percent. Taking into consideration the $6 million in deferred license revenue, the $10 million in IBM revenue that went to other income and the license revenue of $81 million, Compuware's total license activity for the quarter could be fairly viewed as more than $95 million.

"In particular this quarter, I'm pleased by the sequential growth in our services business, the improved execution in our products business and the continued strengthening of our relationship with IBM," continued Karmanos. "The projects we've initiated at IBM will serve as catalysts for future, incremental revenue opportunities in the coming year."


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Compuware Corporation Announces Preliminary Financial Results
April 13, 2006

The company will host a conference call today at 4:15 p.m. Eastern time to discuss these preliminary results in more detail. Compuware will announce final results for its fourth quarter and fiscal year 2006 on May 16, 2006.

Compuware Corporation

Compuware Corporation (NASDAQ: CPWR) is a world leader in delivering software and services that enable businesses to manage their enterprises and maximize the value of their IT assets. Compuware solutions accelerate the development, improve the quality and enhance the performance of business-driving applications. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com/.

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Conference Call Information

Compuware will host a conference call today to discuss these results at 4:15 p.m. Eastern time (20:15 GMT). Interested parties from the United States should call 800-288-8961. For international access, the conference call number is +1-612-332-0107. The password for the conference call is Compuware.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode is 826432. For more information, visit the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Press Contact

Lisa Elkin, Vice President, Communications and Investor Relations,
+1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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